EXHIBIT 23.1



                      CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Essex International Inc. of our report dated January 28, 1997 (except for Note 13, as to which the date is February 19,
1997), relating to the consolidated financial statements and schedules of Essex International Inc., which appears in the Registration Statement
(No. 333-33591) on Form S-1, as amended on September 18, 1997, of Essex International Inc.



                                   /s/ Ernst & Young LLP



Indianapolis, Indiana
October 30, 1997